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                                  FORM 8-A/A
                                Amendment No. 1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


               For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or (g) of
                      THE SECURITIES EXCHANGE ACT OF 1934

                         IMH COMMERCIAL HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                Maryland                                  33-0745075
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


           20371 Irvine Avenue, Santa Ana Heights, California 92707
                   (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
         -------------------                  ------------------------------
Common Stock, $.01 par value per share                      AMEX

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
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                  IMH COMMERCIAL HOLDINGS, INC. - FORM 8-A/A

Item 1.   Description of Registrant's Securities to be Registered.

          The section entitled "Description of Capital Stock" in the form of prospectus included in the Registrant's Registration Statement on Form S-11, File No. 333-25423, as amended, including any form of the prospectus contained therein to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), is incorporated herein by reference.

Item 2.   Exhibits.

          1.1  The Registrant's Charter (1)

          1.2  The Registrant's Bylaws. (2)

          2.1  Form of Common Stock Certificate. (3)


_______________

(1) Incorporated by reference to Exhibit 3.1 and Exhibit 3.1(a) to the Registrant's Registration Statement.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement.

(3) Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement.


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                                   SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


July 24, 1997                IMH COMMERCIAL HOLDINGS, INC.



                             By: /s/ Richard J. Johnson
                                 ----------------------
                                 Richard J. Johnson
                                 Senior Vice President, Chief Financial Officer and Secretary